Exhibit 10.3

GENERAL SECURITY AGREEMENT

This General Security Agreement is made as of June 23, 2011.

TO:	Name: De Lage Landen Financial Services Canada Inc.
Address: 1235 North Service Road West, Suite 100, Oakville, Ontario L6M 2W2
Attention: David G. Timms
Facsimile: (877) 500-5356 with a copy to (800) 347-3936

RECITALS:

A.           Emtec Infrastructure Services Canada Corporation, a corporation existing under the federal laws of Canada is, or may become, indebted or liable to De Lage Landen Financial Services Canada Inc. (the “Creditor”) pursuant to the terms of a loan agreement dated as of June 23, 2011 (as amended, supplemented, restated or replaced from time to time, the “Credit Agreement”) or otherwise.

B.           To secure the payment and performance of the Obligations, each Debtor has agreed to grant to the Creditor the Security Interests with respect to its Collateral in accordance with the terms of this Agreement.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by each Debtor, each Debtor jointly and severally agrees with and in favour of the Creditor as follows:

1.           Definitions.  In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement, and the following terms have the following meanings:

“Accessions”, “Chattel Paper”, “Certificated Security”, “Consumer Goods”, “Document of Title”, “Equipment”, “Futures Account”, “Futures Contract”, “Futures Intermediary”, “Goods”, “Instrument”, “Inventory”, “Money”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Certificate”, “Security Entitlement”, and “Uncertificated Security” have the meanings given to them in the PPSA.

“Agreement” means this agreement, including the exhibits and recitals to this agreement, any Perfection Certificates and any Supplements as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

“Books and Records” means, with respect to any Debtor, all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Personal Property of such Debtor which are at any time owned by such Debtor or to which such Debtor (or any Person on such Debtor’s behalf) has access.

“Collateral” means all of the present and future:

(a)	undertaking;

(b)
Personal Property (including any Personal Property that may be described in any Perfection Certificate delivered in connection with this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Creditor in connection with this Agreement); and

(c)
real property (including any real property that may be described in any Perfection Certificate delivered in connection with this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Creditor in connection with this Agreement and including all fixtures, improvements, buildings and other structures placed, installed or erected from time to time on any such real property), of the Debtor, including Books and Records, Contracts, Intellectual Property Rights and Permits, and including all such property in which the Debtor now or in the future has any right, title or interest whatsoever, whether owned, leased, licensed, possessed or otherwise held by the Debtor, and all Proceeds of any of the foregoing, wherever located.

“Contracts” means, with respect to any Debtor, all contracts and agreements to which such Debtor is at any time a party or pursuant to which such Debtor has at any time acquired rights, and includes (i) all rights of such Debtor to receive money due and to become due to it in connection with a contract or agreement, (ii) all rights of such Debtor to damages arising out of, or for breach or default with respect to, a contract, licence or agreement, and (iii) all rights of such Debtor to perform and exercise all remedies in connection with a contract or agreement.

“Control” means, with respect to a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlled” has the corresponding meaning.

“Credit Agreement” has the meaning set out in the recitals hereto.

“Creditor” has the meaning set out in the recitals hereto.

“Debtors” means the Persons delivering a signature page to this Agreement and any other Person which hereafter delivers a Supplement, and “Debtor” means any one of them.

“Exhibits” means the exhibits to this Agreement.

“Governmental Authority” means the government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

“Intangibles” means all intangibles of any applicable Person, whether now owned or hereafter created or acquired, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security  and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise) and all judgments now or hereafter arising therefrom, all claims of any Debtor against the Creditor, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind other than rights that constitute Receivables, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including credit, liability, property and other insurance), tax refunds and claims, computer programs, software, discs, tapes and tape files, rights under letters of credit, claims under guaranties or other credit support of any kind, security interests or other security held by or granted to such Person to secure payment of any of the Receivables by an Account Debtor, rights to indemnification and all other intangible property of every kind and nature (other than Receivables), specifically including all “intangibles” as defined in the PPSA.

“Intellectual Property Rights” means, with respect to any Debtor: (i) all industrial and intellectual property rights of such Debtor or in which such Debtor has any right, title or interest, including copyrights, patents, inventions (whether or not patented), trade-marks, get-up and trade dress, industrial designs, integrated circuit topographies, internet domain names, trade names, plant breeders’ rights, know how and trade secrets; (ii) registrations and applications for registration for any such industrial and intellectual property rights; (iii) all Contracts, licences, renewals, reissues, divisions, continuations, extensions, continuations-in-part, income, royalties, damages, and payments or any analogous rights related to any such industrial and intellectual property rights; (iv) any rights to sue for past, present or future infringements of any such industrial and intellectual property rights; and (v) all rights corresponding to any of the foregoing anywhere in the world.

“Investment Property” means “investment property” as defined in the PPSA and all present and future rights and interest in and to dividends or distributions of any kind, profits, losses, or capital accounts incident to or arising therefrom.

“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec (whether movable or immovable), hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect to title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such asset, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

“Obligations” means, with respect to any Debtor, all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of such Debtor to the Creditor whenever and however incurred, and any unpaid balance thereof.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Perfection Certificate” means a certificate of an officer of the Debtor (or New Debtor) in form and substance satisfactory to the Creditor containing such information concerning such Debtor (or New Debtor) and its property and assets as the Creditor may reasonably request.

“Permits” means, with respect to any Debtor, all permits, licences, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlements that such Debtor has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

“Personal Property” means personal property and includes Receivables, Chattel Paper, Documents of Title, Equipment, Goods, Instruments, Intangibles, Inventory, Investment Property and Money.

“Pledged Certificated Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Certificated Security.

“Pledged Futures Contracts” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Futures Contract.

“Pledged Futures Accounts” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Futures Account.

“Pledged Futures Intermediary” means, at any time, any Person which is at such time a Futures Intermediary at which a Pledged Futures Account is maintained.

“Pledged Futures Intermediary’s Jurisdiction” means, with respect to any Pledged Futures Intermediary, its jurisdiction as determined under section 7.1(4) of the PPSA.

“Pledged Issuer” means, with respect to any Debtor, at any time, any Subsidiary of such Debtor which is an “issuer”(as defined in the STA) of, or with respect to, any Pledged Shares at such time.

“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.

“Pledged Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Security.

“Pledged Securities Accounts” means any and all Collateral of such Debtor that is a Securities Account.

“Pledged Securities Intermediary” means, at any time, any Person which is at such time a Securities Intermediary at which a Pledged Securities Account is maintained.

“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.

“Pledged Security Certificates” means, with respect to any Debtor, any and all security certificates of such Debtor representing the Pledged Certificated Securities.

“Pledged Security Entitlements” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Security Entitlement.

“Pledged Shares” means, with respect to any Debtor, all (i) Securities, (ii) Security Entitlements and (iii) interests in any partnership or limited liability company not falling within the preceding clause (i) or (ii), in each case of the foregoing, of any Subsidiary of any Debtor in which such Debtor now or in the future has any right, title or interest.

“Pledged Uncertificated Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that is an Uncertificated Security.

“PPSA” means the Personal Property Security Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Receiver” means a receiver, a manager or a receiver and manager.

“Release Date” means the date on which all the Obligations of each Debtor have been indefeasibly paid and discharged in full and the Creditor has no further obligations to any Debtor under the Loan Documents pursuant to which further Obligations of any Debtor might arise.

“Security Interests” means, with respect to any Debtor, the Liens created by such Debtor in favour of the Creditor under this Agreement.

“STA” means the Securities Transfer Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Supplement” has the meaning given to such term in Section 36.

“ULC” means any unlimited company, unlimited liability corporation or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future Laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

2.           Grant of Security Interests.  As general and continuing collateral security for the due payment and performance of its Obligations, each Debtor pledges, mortgages, charges and assigns (by way of security) to the Creditor, and grants to the Creditor a security interest in, the Collateral of such Debtor.

3.           Limitations on Grant of Security Interests.  If the grant of the Security Interests with respect to any Contract, Intellectual Property Right or Permit under Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit or is otherwise prohibited or ineffective (whether by the terms thereof or under applicable Law), then such Contract, Intellectual Property Right or Permit shall not be subject to the Security Interests but shall be held in trust by the applicable Debtor for the benefit of the Creditor and, on the exercise by the Creditor of any of its rights or remedies under this Agreement following an Event of Default shall be assigned by such Debtor as directed by the Creditor; provided that: (a) the Security Interests of such Debtor shall attach to such Contract, Intellectual Property Right or Permit, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or restricts the grant of the Security Interests in the whole of any Receivable or Chattel Paper forming part of the Collateral is unenforceable against the Creditor under applicable Law, then the exclusion from the Security Interests set out above shall not apply to such Receivable or Chattel Paper.  In addition, the Security Interests do not attach to Consumer Goods or extend to the last day of the term of any lease or agreement for lease of real property.  Such last day shall be held by the applicable Debtor in trust for the Creditor and, on the exercise by the Creditor of any of its rights or remedies under this Agreement following an Event of Default, shall be assigned by such Debtor as directed by the Creditor.  For greater certainty, no Intellectual Property Right in any trade-mark, get-up or trade dress is presently assigned to the Creditor by sole virtue of the grant of the Security Interests contained in Section 2.

4.           Attachment; No Obligation to Advance.  Each Debtor confirms that value has been given by the Creditor to such Debtor, that such Debtor has rights in its Collateral existing at the date of this Agreement or the date of any Supplement, as applicable and that such Debtor and the Creditor have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral of such Debtor.  The Security Interests with respect to the Collateral of each Debtor created by this Agreement shall have effect and be deemed to be effective whether or not the Obligations of such Debtor or any part thereof are owing or in existence before or after or upon the date of this Agreement or of any Supplement, as applicable.  Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by the Creditor shall oblige the Creditor to make any financial accommodation or further financial accommodation available to any Debtor or any other Person.

5.           Representations and Warranties.  Each Debtor represents and warrants to the Creditor that, as of the date of this Agreement or the date of any Supplement, as applicable:

(a)	Debtor Information. All of the information set out in any Perfection Certificate with respect to such Debtor is accurate and complete.

(b)
Title; No Other Security Interests.  Except for Permitted Encumbrances, such Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral of such Debtor, holds a valid leasehold or licensed interest in) the Collateral free and clear of any Liens.  Such Debtor is the record and beneficial owner of the Pledged Shares.  No security agreement, financing statement or other notice with respect to any or all of the Collateral of such Debtor is on file or on record in any public office, except for filings with respect to Permitted Encumbrances.

(c)
Amount of Receivables.  The amount represented by such Debtor to the Creditor from time to time as owing by each Account Debtor or by all Account Debtors with respect to its Receivables of such Debtor will at such time be the correct amount so owing by such Account Debtor or debtors and, unless disclosed in writing by such Debtor to the Creditor at that time, will be owed free of any dispute, set-off or counterclaim.  Except as disclosed in writing by such Debtor to the Creditor, neither such Debtor nor (to the best of such Debtor’s knowledge) any other party to any Receivable of such Debtor or Contract is in default or is likely to become in default in the performance or observance of any of the terms of such Receivable or Contract where such default is or could reasonably be expected to be materially adverse to such Debtor or the Creditor.

(d)
Consents.  Except for any consent that has been obtained and is in full force and effect, no consent of any Person (including any counterparty with respect to any Contract, any Account Debtor with respect to any Receivable, or any Governmental Authority with respect to any Permit) is required, or is purported to be required, for the execution, delivery, performance and enforcement of this Agreement (this representation being given without reference to the exclusions contained in Section 3).  For the purposes of complying with any transfer restrictions contained in the Organizational Documents of any Pledged Issuer, such Debtor hereby irrevocably consents to any transfer of such Debtor’s Pledged Securities of such Pledged Issuer.

(e)
Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by such Debtor and is a valid and binding obligation of such Debtor enforceable against such Debtor in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar Laws generally affecting the enforcement of creditors’ rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

(f)
No Consumer Goods.  Such Debtor does not own any Consumer Goods which are material in value or which are material to the business, operations, property, condition or prospects (financial or otherwise) of such Debtor.

(g)
Intellectual Property Rights.  All registrations and applications for registration pertaining to any Intellectual Property Rights of such Debtor, all other material Intellectual Property Rights of such Debtor, and the nature of such Debtor’s right, title or interest therein, are described in the Perfection Certificate with respect to such Debtor.  Each material Intellectual Property Right of such Debtor is valid, subsisting, unexpired, enforceable, and has not been abandoned.  In the case of copyright works, of such Debtor, such Debtor has obtained full and irrevocable waivers of all moral rights or similar rights pertaining to such works.  Except as set out in the Perfection Certificate for such Debtor, none of the material Intellectual Property Rights of such Debtor have been licensed or franchised by such Debtor to any Person or, to the best of such Debtor’s knowledge, infringed or otherwise misused by any Person.  Except as set out in the Perfection Certificate for such Debtor, the exercise of any material Intellectual Property Right, or any licensee or franchisee thereof, has not infringed or otherwise misused any intellectual property right of any other Person, and such Debtor has not received and is not aware of any claim of such infringement or other misuse.

(h)
Partnerships, Limited Liability Companies.  Such Debtor shall not permit terms of any interest in a partnership or limited liability company that is Collateral of such Debtor to provide that such interest is a “security” for the purposes of the STA.

(i)	Due Authorization. The Pledged Securities of such Debtor have been duly authorized and validly issued and are fully paid and non-assessable.

(j)
Warrants, Options, etc.  There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares of such Debtor.

(k)
No Required Disposition.  There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which such Debtor would be required to sell, redeem or otherwise dispose of any Pledged Shares of such Debtor or under which any Pledged Issuer thereof has any obligation to issue any Securities of such Pledged Issuer to any Person.

6.           Survival of Representations and Warranties.  All representations and warranties made by each Debtor in this Agreement (a) are material, (b) shall be considered to have been relied on by the Creditor, and (c) shall survive the execution and delivery of this Agreement and any Supplement or any investigation made at any time by or on behalf of the Creditor and any disposition or payment of the Obligations until the Release Date.

7.           Covenants.  Each Debtor covenants and agrees with the Creditor that:

(a)
Further Documentation.  Such Debtor shall from time to time, at the expense of such Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Creditor may reasonably request for the purpose of obtaining, confirming or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests).  Such Debtor acknowledges that this Agreement has been prepared based on the existing Laws in the Province referred to in the “Governing Law” section of this Agreement and that a change in such Laws, or the Laws of other jurisdictions, may require the execution and delivery of different forms of security documentation.  Accordingly, such Debtor agrees that the Creditor shall have the right to require that this Agreement be amended, supplemented, restated or replaced, and that such Debtor shall immediately on request by the Creditor authorize, execute and deliver any such amendment, supplement, restatement or replacement (i) to reflect any changes in such Laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if such Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Creditor Liens similar to, and having the same effect as, the Security Interests.

(b)
Maintenance of Records.  Such Debtor shall keep and maintain accurate and complete records of the Collateral of such Debtor, including: (i) a record of all payments received and all credits granted with respect to the Receivables and Contracts of such Debtor and (ii) a computerized perpetual inventory system and inventory stock records. At the written request of the Creditor, such Debtor shall mark any Collateral of such Debtor specified by the Creditor to evidence the existence of the Security Interests. Such Debtor shall conduct a physical count of the Inventory of such Debtor at such intervals as the Creditor requests (but not more frequently than annually unless an Event of Default has occurred and is continuing) and promptly supply the Creditor with a copy of such accounts accompanied by a report of the quantity and value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory of such Debtor and such additional information with respect to the Inventory of such Debtor as the Creditor may reasonably request from time to time.

(c)
Warehouse Receipts. Such Debtor shall deliver to the Creditor any and all warehouse receipts covering any portion of the Collateral of such Debtor located in warehouses and for which warehouse receipts are issued, and shall take all actions reasonably requested by the Creditor to transfer Inventory of such Debtor to warehouses designated by the Creditor.

(d)
Returns. For so long as no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory of such Debtor to any Debtor in the ordinary course of its business, such Debtor shall promptly determine the reason for such return and may issue a credit memorandum to the Account Debtor in the appropriate amount.  In the event any Account Debtor returns Inventory to any Debtor after the occurrence and during the continuance of any Event of Default, such Debtor shall (i) hold the returned Inventory in trust for the Creditor, (ii) segregate all returned Inventory from all of such Debtor's other property, (iii) conspicuously label the returned Inventory as the Creditor's property, (iv) immediately notify the Creditor of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on the Creditor's request deliver such returned Inventory to the Creditor, and (v) not dispose of, or issue any credits or allowances with respect to, any returned Inventory without the Creditor’s prior written consent.

(e)
Right of Inspection.  The Creditor may, at all times during normal business hours, without charge, examine and make copies of all Books and Records, and may discuss the affairs, finances and accounts of such Debtor with its officers and accountants.  The Creditor may also, without charge during normal business hours, enter the premises of such Debtor where any of the Collateral of such Debtor is located for the purpose of inspecting such Collateral, observing its use or otherwise protecting its interests in such Collateral.  Such Debtor, at its expense, shall provide the Creditor with such clerical and other assistance as may be reasonably requested by the Creditor to exercise any of its rights under this paragraph. If any Collateral is at any time in the possession or control of any warehouseman, bailee or of such Debtor's agents or processors, such Debtor shall notify such Person of the Creditor's security interest in such Collateral and, upon the Creditor’s request, instruct them to hold all such Collateral for the Creditor's account subject to the Creditor's instructions and/or obtain a waiver from such Person of that Person’s rights to such Collateral to the extent the Creditor shall require in its Permitted Discretion.

(f)
Limitations on Other Liens.  Such Debtor shall not create, incur or permit to exist, and shall defend the Collateral of such Debtor against, and shall take such other action as is necessary to remove, any and all Liens in and other claims affecting the Collateral of such Debtor, other than the Permitted Encumbrances and such other Liens as may be permitted in writing by the Creditor in its Permitted Discretion, and such Debtor shall defend the right, title and interest of the Creditor in and to the Collateral of such Debtor against the claims and demands of all Persons.

(g)
Limitations on Dispositions of Collateral.  Such Debtor shall not, except in accordance with section 6.2.1 of the Credit Agreement, without the Creditor’s prior written consent, sell, lease or otherwise dispose of any of the Collateral, except that Inventory of such Debtor may be sold, leased or otherwise disposed of and, subject to the terms of this Agreement and the Credit Agreement, Receivables of such Debtor may be collected, in either case in the ordinary course of such Debtor’s business. In the event the Creditor gives any such prior written approval with respect to any such sale of Collateral, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to the Creditor.  Following an Event of Default, all Proceeds of the Collateral of such Debtor (including all amounts received with respect to Receivables) received by or on behalf of such Debtor, whether or not arising in the ordinary course of such Debtor’s business, shall be received by such Debtor as trustee for the Creditor and shall be immediately paid to the Creditor.

(h)
Limitations on Modifications, Waivers, Extensions.  Other than as not prohibited by paragraph (i) below, such Debtor shall not (i) amend, modify, terminate, permit to expire or waive any provision of such Debtor’s Permits, Contracts or any documents giving rise to a Receivable in any manner which is or could reasonably be expected to be materially adverse to such Debtor or the Creditor, or (ii) fail to exercise promptly and diligently its rights under each of such Debtor’s Contracts and documents giving rise to a Receivable if such failure is or could reasonably be expected to be materially adverse to such Debtor or the Creditor.

(i)
Limitations on Discounts, Compromises, Extensions of Receivables.  Other than in the ordinary course of business of such Debtor consistent with previous practices, such Debtor shall not (i) re-date any invoice or sale from the original date thereof or grant any extension of the time for payment of any Receivable of such Debtor, (ii) compromise, compound or settle any Receivable of such Debtor for less than its full amount, (iii) release, wholly or partially, any Person liable for the payment of any Receivable of such Debtor, or (iv) allow any credit or discount of any Receivable of such Debtor. The Debtor shall deliver a copy of any invoice reasonably requested by the Creditor, provided that nothing in this sentence shall limit the Creditor’s rights, when conducting its field examinations and audits of such Debtor and the Collateral, to request copies of and verify any invoice consistent with reasonable audit protocols. Each copy of an invoice delivered to the Creditor by such Debtor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and with respect to any invoice or accounts receivable aging report delivered to the Creditor, all goods described in each invoice (or in the respective invoice(s) underlying each Receivable listed on such aging report) will have been delivered to the Account Debtor and all services of such Debtor described in each invoice (or in the respective invoice(s) underlying each Receivable listed on such aging report) will have been performed.

(j)
Maintenance of Collateral.  Such Debtor shall maintain all tangible Collateral of such Debtor in good operating condition, ordinary wear and tear excepted, and such Debtor shall provide all maintenance, service and repairs necessary for such purpose.  Such Debtor shall maintain in good standing all registrations and applications with respect to the Intellectual Property Rights of such Debtor except to the extent that any failure to do so could not reasonably be expected to be materially adverse to such Debtor or the Creditor. Such Debtor shall not permit any item of Equipment of such Debtor to become a fixture (other than a trade fixture) to real estate or an accession to other property unless such real estate or property is subject to a first priority, perfected security interest in favour of the Creditor.

(k)
Insurance.  Such Debtor shall keep the Collateral of such Debtor insured with financially sound and reputable companies to its full insurable value against loss or damage by fire, explosion, theft and such other risks as are customarily insured against by Persons carrying on similar businesses or owning similar property within the vicinity in which such Debtor’s applicable business or property is located, including without limitation all insurance required pursuant to the Schedule to the Credit Agreement (as defined therein).  The applicable insurance policies shall be in form and substance reasonably satisfactory to the Creditor, and shall (i) contain a breach of warranty clause in favour of the Creditor, (ii) provide that no cancellation, material reduction in amount or material change in coverage will be effective until at least 30 days after receipt of written notice thereof by the Creditor, (iii) contain by way of endorsement a mortgagee clause in form and substance satisfactory to the Creditor, and (iv) name the Creditor as loss payee as its interest may appear.  Such Debtor shall, from time to time at the Creditor’s request, deliver the applicable insurance policies (or satisfactory evidence of such policies) to the Creditor.  If such Debtor does not obtain or maintain such insurance, the Creditor may (following notice to such Debtor), but need not, do so, in which event such Debtor shall immediately on demand reimburse the Creditor for all payments made by the Creditor in connection with obtaining and maintaining such insurance, and until reimbursed any such payment shall form part of the Obligations of such Debtor and shall be secured by the Security Interests.  Neither the Creditor nor its correspondents or its agents shall be responsible for the character, adequacy, validity or genuineness of any insurance, the solvency of any insurer, or any other risk connected with insurance.

(l)
Further Identification of Collateral.  Such Debtor shall promptly furnish to the Creditor such statements, certificates and schedules further identifying and describing the Collateral of such Debtor, and such other reports in connection with the Collateral of such Debtor, as the Creditor may from time to time reasonably request, including an updated list of any motor vehicles or other “serial number” goods owned by such Debtor and classified as Equipment, including vehicle identification numbers.

(m)
Amalgamation, Merger or Consolidation.  Such Debtor shall not permit any Pledged Issuer of such Debtor to amalgamate, merge or consolidate unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such amalgamation, merger or consolidation, pledged under this Agreement and no cash, securities or other property is distributed with respect to the outstanding shares of any other constituent corporation.

(n)
Agreements re Intellectual Property Rights.  Promptly upon request from time to time by the Creditor, such Debtor shall authorize, execute and deliver any and all agreements, instruments, documents and papers that the Creditor may reasonably request to evidence the Security Interests in any material Intellectual Property Rights of such Debtor and, where applicable, the goodwill of the business of such Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

(o)
Instruments; Documents of Title; Chattel Paper.  Promptly upon request from time to time by the Creditor, such Debtor shall deliver to the Creditor, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Creditor may reasonably request, any and all Instruments, Documents of Title and Chattel Paper of such Debtor included in or relating to the Collateral of such Debtor as the Creditor may specify in its request. If any Receivable is or becomes evidenced by a promissory note or any other Instrument, such Debtor shall immediately deliver such Instrument to the Creditor appropriately endorsed to the Creditor or accompanied by an appropriate instrument of transfer executed in blank, and, regardless of the form of any presentment, demand, notice of dishonor, protest or notice of protest with respect thereto, such Debtor shall remain liable thereon until such instrument is paid in full.

(p)
Pledged Certificated Securities.  Such Debtor shall deliver to the Creditor any and all Pledged Security Certificates of such Debtor and other materials (including instruments of transfer reasonably satisfactory to the Creditor with respect to any Pledged Security Certificates not in bearer form) as may be required from time to time to provide the Creditor with control over all Pledged Certificated Securities of such Debtor in the manner provided under section 23 of the STA.  At the request of the Creditor, such Debtor shall cause all Pledged Security Certificates of such Debtor to be registered in the name of the Creditor or its nominee.

(q)
Pledged Uncertificated Securities.  Such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Uncertificated Securities of such Debtor in the manner provided under section 24 of the STA.

(r)
Pledged Security Entitlements.  Such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Security Entitlements of such Debtor in the manner provided under section 25 or 26 of the STA.

(s)
Pledged Futures Contracts.  Such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Futures Contracts of such Debtor in the manner provided under subsection 1(2) of the PPSA.

(t)
Partnerships, Limited Liability Companies.  Such Debtor shall ensure that the terms of any interest in a partnership or limited liability company that is Collateral shall expressly provide that such interest is a “security” for the purposes of the STA.

(u)
Transfer Restrictions.  If the constating documents of any Pledged Issuer (other than a ULC) restrict the transfer of the Securities of such Pledged Issuer, then such Debtor shall deliver to the Creditor a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable, consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral of such Debtor by the Creditor upon a realization on the Security Interests.

(v)	Notices. Such Debtor shall advise the Creditor promptly, in reasonable detail, of any:

(i)	change to a Pledged Securities Intermediary’s Jurisdiction, Pledged Issuer’s Jurisdiction, or Pledged Futures Intermediary’s Jurisdiction;

(ii)	change in the location of the jurisdiction of incorporation or amalgamation, chief executive office or domicile of such Debtor;

(iii)	change in the name of such Debtor;

(iv)	merger, consolidation or amalgamation of such Debtor with any other Person;

(v)	additional jurisdiction in which such Debtor carries on business or has tangible Personal Property;

(vi)	additional jurisdiction in which material Account Debtors of such Debtor are located;

(vii)	acquisition of any right, title or interest in real property by such Debtor;

(viii)
acquisition of any Intellectual Property Rights which are the subject of a registration or application with any governmental intellectual property or other governing body or registry, or which are material to such Debtor’s business;

(ix)	acquisition of any Instrument, Document of Title or Chattel Paper;

(x)	creation or acquisition of any Subsidiary of such Debtor;

(xi)	Lien (other than Permitted Encumbrances) on, or claim asserted against, any of the Collateral of such Debtor; or

(xii)	occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral of such Debtor or on the Security Interests.

Such Debtor shall not effect or permit any of the changes referred to in clauses (ii) through (viii) above unless all filings have been made and all other actions taken that are required in order for the Creditor to continue at all times following such change to have a valid and perfected first priority Security Interest with respect to all of the Collateral of such Debtor.

(w)	Such Debtor shall not consign any Inventory.

8.           Voting Rights.  Unless an Event of Default has occurred and is continuing, each Debtor shall be entitled to exercise all voting power from time to time exercisable with respect to the Pledged Shares of such Debtor and give consents, waivers and ratifications with respect thereto; provided, however, that no vote shall be cast or consent, waiver or ratification  given or action taken which would be, or would have a reasonably likelihood of being, prejudicial to the interests of the Creditor or which would have the effect of reducing the value of the Collateral of such Debtor as security for the Obligations of such Debtor or imposing any restriction on the transferability of any of the Collateral of such Debtor.  Unless an Event of Default has occurred and is continuing, the Creditor shall, from time to time at the request and expense of the applicable Debtor, execute or cause to be executed, with respect to all Pledged Securities that are registered in the name of the Creditor or its nominee, valid proxies appointing such Debtor as its (or its nominee’s) proxy to attend, vote and act for and on behalf of the Creditor or such nominee, as the case may be, at any and all meetings of the applicable Pledged Issuer’s shareholders or debt holders, all Pledged Securities that are registered in the name of the Creditor or such nominee, as the case may be, and to execute and deliver, consent to or approve or disapprove of or withhold consent to any resolutions in writing of shareholders or debt holders of the applicable Pledged Issuer for and on behalf of the Creditor or such nominee, as the case may be.  Immediately upon the occurrence and during the continuance of any Event of Default, all such rights of the applicable Debtor to vote and give consents, waivers and ratifications shall cease and the Creditor or its nominee shall be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.

9.           Dividends; Interest.  Unless an Event of Default has occurred and is continuing, each Debtor shall be entitled to receive any and all cash dividends, interest, principal payments and other forms of cash distribution on the Pledged Shares of such Debtor which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or with respect to the Pledged Shares of such Debtor, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Pledged Issuer of such Debtor or received in exchange for the Pledged Shares of such Debtor or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which any Pledged Issuer of such Debtor may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged Shares of such Debtor shall be and become part of the Collateral of such Debtor subject to the Security Interests and, if received by such Debtor, shall forthwith be delivered to the Creditor or its nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers of attorney executed by such Debtor in accordance with the Creditor’s instructions) to be held subject to the terms of this Agreement; and if any of the Pledged Security Certificates have been registered in the name of the Creditor or its nominee, the Creditor shall execute and deliver (or cause to be executed and delivered) to such Debtor all such dividend orders and other instruments as such Debtor may request for the purpose of enabling such Debtor to receive the dividends, distributions or other payments which such Debtor is authorized to receive and retain pursuant to this Section.  If an Event of Default has occurred and is continuing, all rights of such Debtor pursuant to this Section shall cease and the Creditor shall have the sole and exclusive right and authority to receive and retain the cash dividends, interest, principal payments and other forms of cash distribution which such Debtor would otherwise be authorized to retain pursuant to this Section.  Any money and other property paid over to or received by the Creditor pursuant to the provisions of this Section shall be retained by the Creditor as additional Collateral hereunder and be applied in accordance with the provisions of this Agreement.

10.           Rights on Event of Default.  If an Event of Default has occurred and is continuing, then and in every such case the Security Interests of each Debtor shall become enforceable and the Creditor, in addition to any rights now or hereafter existing under applicable Law may, personally or by agent, at such time or times as the Creditor in its discretion may determine, do any one or more of the following:

(a)
Rights under PPSA, etc.  Exercise against any or all Debtors all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Creditor by contract, at law or in equity.

(b)
Demand Possession.  Demand possession of any or all of the Collateral of any or all Debtors, in which event each such Debtor shall, at the expense of such Debtor, immediately cause the Collateral of such Debtor designated by the Creditor to be assembled and made available and/or delivered to the Creditor at any place designated by the Creditor.

(c)
Take Possession.  Enter on any premises where any Collateral of any or all Debtors is located and take possession of such Collateral and keep it on such Debtor’s premises at no cost to the Creditor, or disable or remove such Collateral.

(d)
Deal with Collateral.  Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral of any or all Debtors for such time and on such terms as the Creditor may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person with respect to any of the Collateral of any or all Debtors.

(e)
Carry on Business.  Carry on, or concur in the carrying on of, any or all of the business or undertaking of any or all Debtors and enter on, occupy and use (without charge by such Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, any or all Debtors.

(f)
Enforce Collateral.  Seize, collect, receive, enforce or otherwise deal with any Collateral of any or all Debtors in such manner, on such terms and conditions and at such times as the Creditor deems advisable.

(g)
Dispose of Collateral.  Realize on any or all of the Collateral of any or all Debtors and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral of any or all Debtors (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Creditor or elsewhere, with or without advertising or other formality, except as required by applicable Law, on such terms and conditions as the Creditor may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

(h)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral of any or all Debtors.

(i)
Purchase by Creditor.  At any public sale, and to the extent permitted by Law on any private sale, bid for and purchase any or all of the Collateral of any or all Debtors offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to any Debtor or any other Person with respect to such holding, retention, sale or other disposition, except as required by Law.  In any such sale to the Creditor, the Creditor may, for the purpose of making payment for all or any part of the Collateral of any Debtor so purchased, use any claim for any or all of the Obligations of such Debtor then due and payable to it as a credit against the purchase price.

(j)
Collect Receivables.  Notify (whether in its own name or in the name of any Debtor) the Account Debtors under any Receivables of any or all Debtors of the assignment of such Receivables to the Creditor and direct such Account Debtors to make payment of all amounts due or to become due to any or all Debtors with respect to such Receivables directly to the Creditor and, upon such notification and at the expense of any such Debtor, enforce collection of any such Receivables, and adjust, settle or compromise the amount or payment of such Receivables, in such manner and to such extent as the Creditor deems appropriate in the circumstances, and the Creditor shall not be liable for any failure to collect or enforce payment thereof.  At the Creditor’s request, all invoices, or bills and statements sent to any Account Debtor, other obligor or bailee, shall state that the Receivables and any other applicable Collateral of any or all Debtors shall have been assigned to the Creditor and/or are payable directly and only to the Creditor (other than any Receivable arising out of a contract with any governmental authority (including, without limitation, the federal government of Canada or the United States or any department, agency, subdivision or instrumentality of the federal government of Canada or the United States) if the enforceability or effectiveness of the assignment of such Receivable is subject to any precondition that has not been met, unless such preconditions have been met (including, without limitation, any actions required under the Financial Administration Act (Canada) or the Federal Assignment of Claims Act of 1940, if applicable)).

(k)	Transfer of Collateral. Transfer any Collateral of any or all Debtors that is Pledged Shares into the name of the Creditor or its nominee.

(l)
Voting.  Vote any or all of the Pledged Shares of any or all Debtors (whether or not transferred to the Creditor or its nominee) and give or withhold all consents, waivers and ratifications with respect thereto and otherwise act with respect thereto as though it were the outright owner thereof.

(m)
Exercise Other Rights.  Exercise any and all rights, privileges, entitlements and options pertaining to any Collateral of any or all Debtors that is Pledged Shares as if the Creditor were the absolute owner of such Pledged Shares.

(n)
Dealing with Contracts and Permits. Deal with any and all Contracts and Permits  to the same extent as any such Debtor might (including the enforcement, realization, sale, assignment, transfer and requirement for continued performance), all on such terms and conditions and at such time or times as may seem advisable to the Creditor.

(o)
Payment of Liabilities.  Pay any liability secured by any Lien against any Collateral of any or all Debtors.  Each such Debtor shall immediately on demand reimburse the Creditor for all such payments and, until paid, any such reimbursement obligation shall form part of the Obligations of such Debtor and shall be secured by the Security Interests of such Debtor.

(p)
Borrow and Grant Liens.  Borrow money for the maintenance, preservation or protection of any Collateral of any or all Debtors or for carrying on any of the business or undertaking of any or all Debtors and grant Liens on any Collateral (in priority to the Security Interests of any or all Debtors or otherwise) as security for the money so borrowed.  Each such Debtor shall immediately on demand reimburse the Creditor for all such borrowings and, until paid, any such reimbursement obligations shall form part of the Obligations of such Debtor and shall be secured by the Security Interests of such Debtor.

(q)
Appoint Receiver.  Appoint by instrument in writing one or more Receivers of any or all Debtors or any or all of the Collateral of any or all Debtors with such rights, powers and authority (including any or all of the rights, powers and authority of the Creditor under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time.  To the extent permitted by applicable Law, any Receiver appointed by the Creditor shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of any such Debtor and not of the Creditor.

(r)	Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of any or all Debtors or of any or all of the Collateral of any or all Debtors.

(s)
Consultants.  Require any or all Debtors to engage a consultant of the Creditor’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of each such Debtor and its agents and employees, including unrestricted access to the premises of each such Debtor and the Books and Records of each such Debtor; all reasonable fees and expenses of such consultant shall be for the account of each such Debtor and each such Debtor hereby authorizes any such consultant to report directly to the Creditor and to disclose to the Creditor any and all information obtained in the course of such consultant’s employment.

The Creditor may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable Law) to or on any Debtor or any other Person, and each Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable Law.  None of the above rights or remedies shall be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time.  The Creditor shall be under no obligation to exercise its rights against any or all of the Collateral (or to forbear from exercising its rights against any or all of the Collateral) prior to exercising any other rights it may have against any Debtor and/or any rights it may have against any one or more Guarantors (if any exist) or to otherwise marshal any of the Collateral or other assets of any Debtor for the benefit of such Debtor or any other party (including any Guarantor that may exist from time to time) and each Debtor waives any and all such rights of marshalling. Each Debtor acknowledges and agrees that any action taken by the Creditor hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.

11.           Realization Standards.  To the extent that applicable Law imposes duties on the Creditor to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Creditor to dispose of the Collateral in any such manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Creditor to (or not to):

(a)
incur expenses reasonably deemed significant by the Creditor to prepare the Collateral of such Debtor for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(b)	fail to obtain third party consents for access to the Collateral of such Debtor to be disposed of;

(c)	fail to exercise collection remedies against account debtors or other Persons obligated on the Collateral of such Debtor or to remove Liens against the Collateral of such Debtor;

(d)	exercise collection remedies against Account Debtors and other Persons obligated on the Collateral of such Debtor directly or through the use of collection agencies and other collection specialists;

(e)
dispose of Collateral of such Debtor by way of any public or private disposition (i) as to which on no later than the tenth calendar day prior thereto written notice thereof is mailed or personally delivered to the applicable Debtor and, with respect to any public disposition, on no later than the tenth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to such Debtor if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); and (ii) which commences at any time between 8:00 a.m. and 5:00 p.m. (and without limiting the generality of the foregoing, each Debtor expressly agrees that, with respect to any disposition of accounts, Receivables, Instruments and Intangibles, it shall be commercially reasonable for the Creditor to direct any prospective purchaser thereof to ascertain directly from the applicable Debtor any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or Account Debtor of such Debtor thereon or guarantor thereof, and any collateral thereform, public auction, public tender or private contract, with or without advertising and without any other formality, and that such sale may be postponed or adjourned by the Creditor if the Creditor deems it reasonable to do so by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale);

(f)	contact other Persons, whether or not in the same business of such Debtor, for expressions of interest in acquiring all or any portion of the Collateral of such Debtor;

(g)
hire one or more professional auctioneers to assist in the disposition of the Collateral of such Debtor, whether or not such Collateral is of a specialized nature or an upset or reserve bid or price is established;

(h)
dispose of the Collateral of such Debtor by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets;

(i)	dispose of assets in wholesale rather than retail markets;

(j)	disclaim disposition warranties, such as title, possession or quiet enjoyment;

(k)
purchase insurance or credit enhancements to insure the Creditor against risks of loss, collection or disposition of the Collateral of such Debtor or to provide to the Creditor a guaranteed return from the collection or disposition of such Collateral;

(l)
to the extent deemed appropriate by the Creditor, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Creditor in the collection or disposition of any of the Collateral of such Debtor;

(m)	dispose of Collateral of such Debtor in whole or in part;

(n)	dispose of Collateral of such Debtor of to a customer of the Creditor;

(o)	establish an upset or reserve bid price with respect to Collateral of such Debtor; and

(p)
to the extent that reasonable notice is required in respect of a sale of Collateral of any Debtor, provide notice of such sale to such Debtor by postage-prepaid mail 10 days prior to the date of such sale.

12.           Application of Proceeds. The Proceeds of any sale of the Collateral of any Debtor pursuant to Sections 10 and 11 hereof shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as the Creditor shall elect, in its sole discretion.  The Creditor shall return any excess to the applicable Debtor and such Debtor shall remain liable for any deficiency to the fullest extent permitted by law.

13.           Grant of Licence.  For the purpose of enabling the Creditor to exercise its rights and remedies under this Agreement when the Creditor is entitled to exercise such rights and remedies, and for no other purpose, each Debtor grants to the Creditor an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to such Debtor) to use, assign or sublicense any or all of the Intellectual Property Rights of such Debtor, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same.  For any trade-marks, get-up and trade dress and other business indicia, such licence includes an obligation on the part of the Creditor to maintain the standards of quality maintained by such Debtor or, in the case of trade-marks, get-up and trade dress or other business indicia licensed to such Debtor, the standards of quality imposed upon such Debtor by the relevant licence.  For copyright works, such licence shall include the benefit of any waivers of moral rights and similar rights.

14.           Securities Laws.  The Creditor is authorized, in connection with any offer or sale of any Pledged Shares of any Debtor, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities.  In addition to and without limiting Section 11, each Debtor further agrees that compliance with any such limitation or restriction shall not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Creditor shall not be liable or accountable to such Debtor for any discount allowed by reason of the fact that such Pledged Shares are sold in compliance with any such limitation or restriction.  If the Creditor chooses to exercise its right to sell any or all Pledged Shares of any Debtor, upon written request, such Debtor shall cause each applicable Pledged Issuer to furnish to the Creditor all such information as the Creditor may request in order to determine the number of shares and other instruments included in the Collateral of such Debtor which may be sold by the Creditor in exempt transactions under any Laws governing securities, and the rules and regulations of any applicable securities regulatory body thereunder, as the same are from time to time in effect.

15.           ULC Shares.  Each Debtor acknowledges that certain of the Collateral of such Debtor may now or in the future consist of ULC Shares, and that it is the intention of the Creditor and each Debtor that the Creditor should not under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws.  Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, where a Debtor is the registered owner of ULC Shares which are Collateral of such Debtor, such Debtor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Creditor or any other Person on the books and records of the applicable ULC.  Accordingly, each Debtor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates of such Debtor, which shall be delivered to the Creditor to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Debtor would if such ULC Shares were not pledged to the Creditor pursuant hereto.  Nothing in this Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute the Creditor or any Person other than the applicable Debtor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Debtor and further steps are taken pursuant hereto or thereto so as to register the Creditor or such other Person, as specified in such notice, as the holder of the ULC Shares.  To the extent any provision hereof would have the effect of constituting the Creditor as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Debtor without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Debtor which is not ULC Shares.  Except upon the exercise of rights of the Creditor to sell, transfer or otherwise dispose of ULC Shares  in accordance with this Agreement, each Debtor shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Creditor to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favour in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Creditor holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC  Shares.

16.           Application of Proceeds.  All Proceeds of Collateral of any Debtor received by the Creditor or a Receiver may be applied to discharge or satisfy any expenses (including the Receiver’s remuneration and other expenses of enforcing the Creditor’s rights against such Debtor under this Agreement), Liens on the Collateral of such Debtor in favour of Persons other than the Creditor, borrowings, taxes and other outgoings affecting the Collateral of such Debtor or which are considered advisable by the Creditor or the Receiver to protect, preserve, repair, process, maintain or enhance the Collateral of such Debtor or prepare it for sale, lease or other disposition, or to keep in good standing any Liens on the Collateral of such Debtor ranking in priority to any of the Security Interests, or to sell, lease or otherwise dispose of the Collateral of such Debtor.  The balance of such Proceeds may, at the sole discretion of the Creditor, be held as collateral security for the Obligations of the applicable Debtor or be applied to such of the Obligations of the applicable Debtor (whether or not the same are due and payable) in such manner and at such times as the Creditor considers appropriate and thereafter shall be accounted for as required by Law.

17.           Continuing Liability of Debtor.  Each Debtor shall remain liable for any Obligations of such Debtor that are outstanding following realization of all or any part of the Collateral of such Debtor and the application of the Proceeds thereof.

18.           Creditor’s Appointment as Attorney-in-Fact.  Effective upon the occurrence and during the continuance of an Event of Default, each Debtor constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as such Debtor’s true and lawful attorney-in-fact with full power and authority in the place of such Debtor and in the name of such Debtor or in its own name, from time to time in the Creditor’s discretion, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney, may be necessary or desirable to accomplish the purposes of this Agreement including, without limiting the generality of the foregoing, the power: (i) to endorse such Debtor's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into the Creditor's possession and on verifications of accounts and on financing statements and other public lien or security interests records, (ii) after the occurrence and during the continuance of an Event of Default, to endorse such Debtor’s name on notices of assignment and other notices to customers or account debtors, (iii) after the occurrence and during the continuance of an Event of Default, to sign such Debtor's name on any invoice or bill of lading relating to any Receivable, on drafts against customers and, on assignments of Receivables, (iv) after the occurrence and during the continuance of an Event of Default, to notify the post office authorities to change the address for delivery of such Debtor's mail to an address designated by the Creditor and to open and dispose of all mail addressed to such Debtor, and (v) after the occurrence and during the continuance of an Event of Default, to do all other things the Creditor reasonably deems necessary to carry out the terms of this Agreement.  Without limiting the effect of this Section, each Debtor grants the Creditor an irrevocable proxy to vote the Pledged Shares of such Debtor and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the books and records of a Pledged Issuer or Pledged Securities Intermediary, as applicable), upon the occurrence and during the continuance of an Event of Default. These powers are coupled with an interest and are irrevocable until the Release Date.  Nothing in this Section affects the right of the Creditor as secured party or any other Person on the Creditor’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification statements and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate.  Each Debtor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts the Creditor or any of the Creditor’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to the Creditor pursuant to this Section.

19.           Performance by Creditor of Debtor’s Obligations.  If any Debtor fails to perform or comply with any of the obligations of such Debtor under this Agreement, the Creditor may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance shall not constitute a waiver, remedy or satisfaction of such failure.  The expenses of the Creditor incurred in connection with any such performance or compliance shall be payable by such Debtor to the Creditor immediately on demand, and until paid, any such expenses shall form part of the Obligations of such Debtor and shall be secured by the Security Interests of such Debtor.

20.           Interest.  If any amount payable by any Debtor to the Creditor under this Agreement is not paid when due, such Debtor shall pay to the Creditor, immediately on demand, interest on such amount from the date due until paid, at the Default Rate.  All amounts payable by such Debtor to the Creditor under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, shall form part of the Obligations of such Debtor and shall be secured by the Security Interests of such Debtor.

21.           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

22.           Rights of Creditor; Limitations on Creditor’s Obligations.

(a)
Limitations on Creditor’s Liability.  The Creditor shall not be liable to any Debtor or any other Person for any failure or delay in exercising any of the rights of such Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral of such Debtor, or to preserve rights against prior parties).  Neither the Creditor, a Receiver nor any agent of the Creditor (including, in Alberta or British Columbia, any sheriff) is required to take, or shall have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral of any Debtor in its possession.  Neither the Creditor, any Receiver nor any agent of the Creditor shall be liable for any, and each Debtor shall bear the full risk of all, loss or damage to any and all of the Collateral of such Debtor (including any Collateral in the possession of the Creditor, any Receiver or any agent of the Creditor) caused for any reason other than the gross negligence or wilful misconduct of the Creditor, such Receiver or such agent of the Creditor.

(b)
Preservation of Collateral. The Creditor may, in its Permitted Discretion, at any time following notice to the applicable Debtor (provided that no such notice shall be required after the occurrence and during the continuance of an Event of Default) discharge any lien or encumbrance on the Collateral of such Debtor (including any past due rent or other obligations owing to any landlord, warehouseman or bailee on whose property any of the Collateral of such Debtor is stored) or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral of such Debtor and charge the cost thereof to the applicable Debtor's loan account(s) as an Obligation of such Debtor secured by the Collateral of such Debtor. The Creditor shall have the right, at any time, whether or not an Event of Default has occurred, without notice to or assent of any Debtor, in the Creditor’s name, in the name of any Debtor or in the name of a nominee of the Creditor, to verify the validity, amount or any other matter relating to the Receivables or the other Collateral of any Debtor, by mail, telephone or otherwise (except that, notwithstanding anything to the contrary contained in the foregoing, unless an Event of Default has occurred and is continuing, the Creditor shall conduct all such verifications in the name of and/or on behalf of the applicable Debtor and not in the Creditor’s own name or the name of any nominee of the Creditor).

(c)
Debtor Remains Liable under Receivables and Contracts.  Notwithstanding any provision of this Agreement, each Debtor shall remain liable under each of the documents giving rise to the Receivables of such Debtor and under each of the Contracts of such Debtor to observe and perform all the conditions and obligations to be observed and performed by such Debtor thereunder, all in accordance with the terms of each such document and Contract.  The Creditor shall have no obligation or liability under any Receivable of any Debtor (or any document giving rise thereto) or Contract of any Debtor by reason of or arising out of this Agreement or the receipt by the Creditor of any payment relating to such Receivable or Contract pursuant hereto, and in particular (but without limitation), the Creditor shall not be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any Receivable of such Debtor (or any document giving rise thereto) or under or pursuant to any Contract of such Debtor to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable of such Debtor (or any document giving rise thereto) or under any Contract of such Debtor, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(d)	[Reserved].

(e)
Analysis of Receivables.  At any time and from time to time, the Creditor shall have the right to analyze and verify the Receivables of any Debtor in any manner and through any medium that it reasonably considers advisable, and each Debtor shall furnish all such assistance and information as the Creditor may require in connection therewith.  At any time and from time to time, the Creditor may in its own name or in the name of others (including any Debtor) communicate with Account Debtors on the Receivables of any Debtor and parties to the Contracts of any Debtor to verify with them to its satisfaction the existence, status, amount and terms of any Receivable or any Contract of any Debtor.  At any time and from time to time, upon the Creditor’s reasonable request and at the expense of the applicable Debtor, such Debtor shall furnish to the Creditor (i) reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables of such Debtor and (ii) any documents evidencing and relating to the agreements and transactions which gave rise to the Receivables and the Contracts of such Debtor, including all original orders, invoices and shipping receipts

(f)
Use of Agents. The Creditor may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.

23.           Dealings by Creditor.  The Creditor shall not be obliged to exhaust its recourse against any Debtor or any other Person or against any other security it may hold with respect to the Obligations of such Debtor or any part thereof before realizing upon or otherwise dealing with the Collateral of such Debtor in such manner as the Creditor may consider desirable.  The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with any Debtor and any other Person, and with any or all of the Collateral of such Debtor, and with other security and sureties, as the Creditor may see fit, all without prejudice to the Obligations of any Debtor or to the rights and remedies of the Creditor under this Agreement.  The powers conferred on the Creditor under this Agreement are solely to protect the interests of the Creditor in the Collateral of each Debtor and shall not impose any duty upon the Creditor to exercise any such powers.

24.           Communication.  Any notice or other communication required or permitted to be given under this Agreement will be made in accordance with the terms of the Credit Agreement, or in the case of a party which has become a Debtor pursuant to Section 36 hereof, in accordance with the terms of the Credit Agreement to the address or facsimile number specified on the signature page of the applicable Supplement, or to such other address as the relevant Debtor may specify from time to time.

25.           Release of Information.  Each Debtor authorizes the Creditor to provide a copy of this Agreement and such other information as may be requested of the Creditor (i) to the extent necessary to enforce the Creditor’s rights, remedies and entitlements under this Agreement, (ii) to any assignee or prospective assignee of all or any part of the Obligations, and (iii) as required by applicable Law.

26.           Expenses; Indemnity; Waiver.

(a)
Each Debtor shall pay (i) all reasonable out-of-pocket expenses incurred by the Creditor, including the reasonable fees, charges and disbursements of counsel for the Creditor and all applicable taxes, in connection with the preparation and administration of this Agreement, (ii) all reasonable out-of-pocket expenses incurred by the Creditor, including the reasonable fees, charges and disbursements of counsel for the Creditor and applicable taxes, in connection with any amendments, modifications or waivers of the provisions hereof, and (iii) all out-of-pocket expenses incurred by the Creditor, including the fees, charges and disbursements of any counsel for the Creditor and all applicable taxes, in connection with the assessment, enforcement or protection of their rights in connection with this Agreement, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations with respect to the Obligations of such Debtor.

(b)
Each Debtor shall indemnify the Creditor against, and hold the Creditor harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses  and all applicable taxes to which the Creditor may become subject arising out of or in connection with (i) the execution or delivery of this Agreement and the performance by such Debtor of its obligations hereunder, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement or the Obligations of such Debtor, whether based on contract, tort or any other theory and regardless of whether the Creditor is a party thereto, (iii) any other aspect of this Agreement, or (iv) the enforcement of the Creditor’s rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to the Creditor, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Agreement by the Creditor.

(c)
No Debtor shall assert, and each Debtor hereby waives (to the fullest extent permitted by applicable Law), (i) any claim against the Creditor (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute.

(d)	All amounts due under this Section shall be payable not later than three Business Days after written demand therefor.

(e)	The indemnifications set out in this Section shall survive the Release Date and the release or extinguishment of the Security Interests.

27.           Release of Debtor.  Upon the written request of any Debtor given at any time on or after the Release Date, the Creditor shall, at the expense of such Debtor, release such Debtor and the Collateral of such Debtor from the Security Interests and such release shall serve to terminate any licence granted in this Agreement.  Upon such release, and at the request and expense of such Debtor, the Creditor shall execute and deliver to such Debtor such releases and discharges as such Debtor may reasonably request.

28.           Additional Security.  This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by any Debtor or any other Person to the Creditor, all of which other security shall remain in full force and effect.

29.           Alteration or Waiver.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor.  The Creditor shall not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion.  Neither the taking of any judgment nor the exercise of any power of seizure or sale shall extinguish the liability of any Debtor to pay the Obligations of such Debtor, nor shall the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor shall the acceptance of any payment or other security constitute or create any novation.

30.           Environmental Licence and Indemnity.  Each Debtor hereby grants to the Creditor and its employees and agents an irrevocable and non-exclusive licence, subject to the rights of tenants, to enter any of the premises of such Debtor to conduct audits, testing and monitoring with respect to hazardous substances and to remove and analyze any hazardous substance at the cost and expense of such Debtor (which cost and expense shall form part of the Obligations of such Debtor and shall be payable immediately on demand and secured by the Security Interests created by this Agreement).

31.           Amalgamation.  If any Debtor is a corporation, such Debtor acknowledges that if it amalgamates or merges with any other corporation or corporations, then (i) the Collateral and the Security Interests of such Debtor shall extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, shall extend to and include the amalgamated corporation, and (iii) the term “Obligations”, where used in this Agreement, shall extend to and include the Obligations of the amalgamated corporation.

32.           Governing Law; Attornment.  This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario, and the federal Laws of Canada applicable therein.  Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction, each Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province.  To the extent permitted by applicable Law, each Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

33.           Interpretation.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “or” is disjunctive; the word “and” is conjunctive.  The word “shall” is mandatory; the word “may” is permissive.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections shall be construed to refer to Sections of this Agreement, Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.  Any reference in this Agreement to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Security Interest to any Permitted Lien.

34.           Paramountcy.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement then, notwithstanding anything contained in this Agreement, the provisions contained in the Credit Agreement shall prevail to the extent of such conflict or inconsistency and the provisions of this Agreement shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to the Creditor under the Credit Agreement.  If any act or omission of any or all Debtors is expressly permitted under the Credit Agreement but is expressly prohibited under this Agreement, such act or omission shall be permitted.  If any act or omission is expressly prohibited under this Agreement, but the Credit Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under this Agreement but the Credit Agreement does not expressly relieve any or all Debtors from such performance, such circumstance shall not constitute a conflict between the applicable provisions of this Agreement and the provisions of the Credit Agreement.

35.           Successors and Assigns.  This Agreement shall enure to the benefit of, and be binding on, each Debtor and its successors and permitted assigns, and shall enure to the benefit of, and be binding on, the Creditor and its successors and assigns.  No Debtor may assign this Agreement, or any of its rights or obligations under this Agreement.  The Creditor may assign this Agreement and any of its rights and obligations hereunder to any Person.  If any Debtor or the Creditor is an individual, then the term “Debtor” or “Creditor”, as applicable, shall also include his or her heirs, administrators and executors.

36.           Additional Debtors.  Additional Persons may from time to time after the date of this Agreement become Debtors under this Agreement by executing and delivering to the Creditor a supplemental agreement (a “Supplement”) to this Agreement, in substantially the form attached hereto as Exhibit A.  Effective from and after the date of the execution and delivery by any Person to the Creditor of a Supplement:

(i)
such Person shall be, and shall be deemed for all purposes to be, a Debtor under this Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities, obligations and Security Interests, as if such Person had been an original signatory to this Agreement as a Debtor; and

(ii)
all Collateral of such Person shall be subject to the Security Interest from such Person as security for the due payment and performance of the “Liabilities” of such Person in accordance with the provisions of this Agreement.

The execution and delivery of a Supplement by any additional Person shall not require the consent of any Debtor and all of the Obligations of each Debtor and the Security Interests granted thereby shall remain in full force and effect, notwithstanding the addition of any new Debtor to this Agreement.

37.           Acknowledgment of Receipt/Waiver.  The Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable Law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued with respect to any such financing statement or financing change statement.

38.           Electronic Signature.  Delivery of an executed signature page to this Agreement by any Debtor by facsimile or other electronic form of transmission shall be as effective as delivery by such Debtor of a manually executed copy of this Agreement by such Debtor. This Agreement may be executed in counterparts (any by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[signatures on the next following pages]

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

EMTEC INFRASTRUCTURE SERVICES CANADA CORPORATION

By:	/s/ Stephen C. Donnelly
Name: Stephen C. Donnelly
Title: Treasurer

Signature Page to Emtec GSA

 EXHIBIT A

FORM OF SUPPLEMENT
TO
GENERAL SECURITY AGREEMENT

TO:	Name: De Lage Landen Financial Services Canada Inc.
Address: 1235 North Service Road West, Suite 100, Oakville, Ontario L6M 2W2
Attention: David G. Timms
Facsimile: (877) 500-5356 with a copy to (800) 347-3936

RECITALS:

A.           Reference is made to the General Security Agreement (the “Security Agreement”) dated as of June 23, 2011 entered into by Emtec Infrastructure Services Canada Corporation and certain of their affiliates which thereafter sign a Supplement, in favour of the Creditor.

B.           Capitalized terms used but not otherwise defined in this Supplement have the respective meanings given to such terms in the Security Agreement, including the definitions of terms incorporated in the Security Agreement by reference to other agreements.

C.           Section 36 of the Security Agreement provides that additional Persons may from time to time after the date of the Security Agreement become Debtors under the Security Agreement by executing and delivering to the Creditor a supplemental agreement to the Security Agreement in the form of this Supplement.

D.           The undersigned (the “New Debtor”) has agreed to become a Debtor under the Security Agreement by executing and delivering this Supplement to the Creditor.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by the New Debtor, the New Debtor agrees with and in favour of the Creditor (for its own benefit and for the benefit of the Secured Parties) as follows:

1.           The New Debtor has received a copy of, and has reviewed, the Security Agreement and is executing and delivering this Supplement to the Creditor pursuant to Section 36 of the Security Agreement.

2.           Effective from and after the date this Supplement is executed and delivered to the Creditor by the New Debtor:

(a)
the New Debtor shall be, and shall be deemed for all purposes to be, a Debtor under the Security Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities, obligations and Security Interests, as if the New Debtor had been, as of the date of this Supplement, an original signatory to the Security Agreement as a Debtor; and

(b)
all Collateral of the New Debtor shall be subject to the Security Interests granted by the New Debtor as security for the due payment and performance of the Liabilities of the New Debtor in accordance with the provisions of the Security Agreement.

In furtherance of the foregoing, the New Debtor, as general and continuing collateral security for the due payment and performance of its Obligations, pledges, mortgages, charges and assigns (by way of security) to the Creditor (for its own benefit and for the benefit of the other Secured Parties), and grants to the Creditor (for its own benefit and for the benefit of the other Secured Parties) a security interest in, the Collateral of the New Debtor.  The terms and provisions of the Security Agreement are incorporated by reference in this Supplement.

3.           The New Debtor represents and warrants to the Creditor (for its own benefit and for the benefit of the other Secured Parties) that each of the representations and warranties made or deemed to have been made by it under the Security Agreement as a Debtor are true and correct on the date of this Supplement.

4.           All of the information set out in the Perfection Certificate delivered concurrently with this Supplement with respect to the New Debtor is accurate and complete as of the date of this Supplement.

5.           Upon this Supplement bearing the signature of any Person claiming to have authority to bind the New Debtor coming into the possession of the Creditor, this Supplement and the Security Agreement shall be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, the New Debtor free from any promise or condition affecting or limiting the liabilities of the New Debtor.  No statement, representation, agreement or promise by any officer, employee or agent of the Creditor, unless expressly set forth in this Supplement, forms any part of this Supplement or has induced the New Debtor to enter into this Supplement and the Security Agreement or in any way affects any of the agreements, obligations or liabilities of the New Debtor under this Supplement and the Security Agreement.

6.           Delivery of an executed signature page to this Supplement by the New Debtor by facsimile or other electronic transmission shall be as effective as delivery by the New Debtor of a manually executed copy of this Supplement by the New Debtor.

7.           This Supplement shall be governed by and construed in accordance with the laws of the Province of Ontario, and the federal laws of Canada applicable therein.

8.           This Supplement and the Security Agreement shall be binding upon the New Debtor and its successors.  The New Debtor shall not assign its rights and obligations under this Supplement or the Security Agreement, or any of its rights or obligations in this Supplement or the Security Agreement.

Dated:	__________________
Address: Attention: Facsimile:	_________________________ _________________________ _________________________ _________________________	[NEW DEBTOR] By: ________________________________ Name: Title: